                                                                    EXHIBIT 99.1


CONTACT:
Kay Rindels                         Don Anderson
Marketing Manager                   Vice President & CFO
Information Advantage               Information Advantage
612.833.3923                        612.833.3838
kay.rindels@infoadvan.com           don.anderson@infoadvan.com


Kent Elmer
Corporate Finance
IQ Software
770.446.8880, ext. 225
Kente@iqsc.com

INFORMATION ADVANTAGE TO ACQUIRE IQ SOFTWARE

COMBINED PRODUCT OFFERING WILL CREATE THE MOST COMPREHENSIVE, END-TO-END, INTERNET-BASED BUSINESS INTELLIGENCE SUITE


EDEN PRAIRIE, Minn. (June 29, 1998) -- Information Advantage Inc. (Nasdaq:
IACO), a leading provider of relational on-line analytical processing (OLAP) software, and IQ Software (Nasdaq: IQSW), a leading provider of enterprise reporting software, today announced the execution of a definitive merger agreement for Information Advantage to acquire IQ Software.

Under terms of the agreement, Information Advantage will issue 1.96 shares of its common stock in exchange for each share of IQ Software. IQ Software has 4,674,216 shares of common stock outstanding, giving the transaction an estimated value, on a fully diluted basis, of $65 million based on Friday's closing price of $6.8125 for Information Advantage common stock. Completion of the transaction is subject to approval by the shareholders of both companies and other customary conditions, and is anticipated to close in October 1998.

The transaction will be accounted for as a pooling of interests. Information Advantage said it expects the acquisition, exclusive of merger-related costs, to be accretive to earnings for the current fiscal year, which ends January 31, 1999. Information Advantage had revenues of $30.2 million for the trailing 12 months ended April 30, 1998. IQ Software had revenue of $25.0 million for the same period.

The transaction immediately expands Information Advantage's market presence; extends its direct sales, distributor and partner channels; and will strengthen its product offerings to provide end-to-end Internet-based Business Intelligence
(BI) applications for the enterprise. The merger will establish Information

Advantage as a leader in Internet-based BI applications with 420 professionals, 27 offices, and products used by over 1.7 million individuals. The companies' combined sales models will create a more balanced distribution strategy with an extended direct sales force covering North America and Europe, a global presence including 24 international distributors covering all the major continents, and an improved product offering designed to attract vertical application development partners.

"The acquisition of IQ Software represents a strategic business initiative for Information Advantage to increase our size, revenue and profitability. It offers the company an expanded sales and marketing strategy, and creates an extended product line for complete, simple and cost effective enterprise Business Intelligence," said Larry Ford, president and CEO of Information Advantage. "Information Advantage and IQ Software have complementary business models and product lines that will allow our customers to start at workgroup, department or corporate levels, then expand across the enterprise."

"Information Advantage and IQ Software share a common vision of using Internet technologies to empower knowledge workers worldwide with access to and analysis of corporate information," said Charles R. Chitty, president and CEO of IQ Software. "The new Business Intelligence suite will allow people throughout the enterprise to analyze critical business information from a browser as easily as they can access any information on the Web, with control, security and structure." Following the close of the transaction, Chitty will assume a new role as senior vice president of vertical BI applications and become a member of the board.

Upon completion of the acquisition, Information Advantage will combine its strengths in relational OLAP with IQ's product leadership in enterprise reporting to offer an integrated, comprehensive BI suite that resides on a single platform including common user profiles, security, intelligent agents, administration, collaboration and metadata. Today, organizations have separate tools and platforms for query, all forms of OLAP, and enterprise reporting. Deploying and maintaining multiple point solutions becomes impractical and cost-prohibitive as organizations attempt to make BI available to hundreds or thousands of Internet/intranet/extranet users. The BI suite will integrate these point solutions into a common platform to reach large, enterprise-wide user bases using Internet technology.

"This is a welcome consolidation of OLAP vendors with complementary capabilities," says Nigel Pendse, lead author of The OLAP Report
(www.olapreport.com). "The OLAP market has been far too fragmented, which has confused customers and led to over-complex, costly implementations. If Information Advantage can rapidly integrate the two companies' technologies and cultures, and take advantage of the new Microsoft-driven OLAP standards, it should be in an excellent position to deliver scalable enterprise-wide analytical and reporting applications."

Information Advantage is a leading provider of robust, relational OLAP solutions for enterprise deployments. Its award winning, scalable DecisionSuite(R) product line supports data mart or data warehouse implementations for thousands of users and terabytes of data, and provides access and analysis capabilities via the Internet, intranet or extranet. IQ Software is a leading provider of enterprise reporting software. Its products use an Internet-based, scalable architecture to deliver information from multiple sources to any user, including OLAP cubes for mobile users. IQ products dynamically access information from all major relational databases, enterprise applications including SAP, and from the dimensional databases Microsoft Plato and Arbor Essbase, on NT and UNIX platforms.


"The Information Advantage acquisition of IQ Software is good news for customers from both companies," said Joseph Smialowski, senior vice president and chief information officer, Sears, Roebuck and Co. "Sears uses Information Advantage for product and customer analysis applications and IQ for enterprise reporting. This merger is a step towards creating the most simple and cost effective way to deliver consistent and integrated content to any decision maker anywhere."

ABOUT IQ SOFTWARE

Founded in 1984 in Norcross, Georgia, IQ Software is a market leader in providing client/server end-user decision support tools. The first company to deliver three-tier architecture and true object-based query and reporting tools, IQ Software offers a family of products that includes IQ/Objects, IQ/SmartServer, IQ/Vision and IQ/LiveWeb. The Company's products are sold by a direct sales force in North America and Europe, complemented by more than 900 software application developers and vertical market resellers. International distribution is handled by more than 50 distributors and by the Company's UK subsidiary. For more information, For more information, contact IQ Software at 1-800-458-0386.

ABOUT INFORMATION ADVANTAGE

Information Advantage Inc. develops and markets DecisionSuite, a leading enterprise OLAP software application and toolset. DecisionSuite, an award-winning solution, allows everyone in the organization to make more informed decisions with advanced business analysis tools, detect and alert agents, liberal sharing of dynamic information for collaborative decision making, and a suite of personalized applications for executives, professionals and analysts. Additionally, WebOLAP, DecisionSuite's codeless desktop for the Web, gives users the ability to perform OLAP analysis over the World Wide Web. Information Advantage products have been proven in production environments since 1991 across industries such as retail, financial services, insurance, healthcare, telecommunications, government and manufacturing. For the third consecutive year, Information Advantage is the only relational OLAP vendor on Open Systems Advisors Crossroads A-List to receive the AA-rating, the highest bestowed. For more information, contact Information Advantage at 612/833-3700.

                                      ###

Information Advantage, DecisionSuite, DecisionSuite Server and WebOLAP are registered trademarks or trademarks of Information Advantage, Inc. Other products are trademarks or registered trademarks of their respective holders and should be treated as such.